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                                                                    EXHIBIT 23.3

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Specialty Mortgage Trust, Inc.


We have issued our reports dated January 25, 2002, accompanying the financial statements and schedules of Specialty Mortgage Trust, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Reno, Nevada
April 25, 2002